Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Option Agreement dated October 26, 2004 by and between Pervasip Corp. (f/k/a eLEC Communications Corp.) and Michael Khalilian of our report dated March 14, 2008, with respect to the financial statements of Pervasip Corp. included in the Annual Report on Form 10-KSB for the year ended November 30, 2007.

/s/ Nussbaum Yates Berg Klein & Wolpow, LLP

Melville, New York
March 24, 2008